UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 14, 2021

TRITON INTERNATIONAL LIMITED
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Bermuda	001-37827	98-1276572
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Victoria Place, 5th Floor, 31 Victoria Street Hamilton HM 10, Bermuda
(Address of Principal Executive Offices, including Zip Code)

Telephone: (441) 294-8033
(Registrant's Telephone Number, Including Area Code)

Not applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, $0.01 par value per share	TRTN	New York Stock Exchange
8.50% Series A Cumulative Redeemable Perpetual Preference Shares	TRTN PRA	New York Stock Exchange
8.00% Series B Cumulative Redeemable Perpetual Preference Shares	TRTN PRB	New York Stock Exchange
7.375% Series C Cumulative Redeemable Perpetual Preference Shares	TRTN PRC	New York Stock Exchange
6.875% Series D Cumulative Redeemable Perpetual Preference Shares	TRTN PRD	New York Stock Exchange
5.75% Series E Cumulative Redeemable Perpetual Preference Shares	TRTN PRE	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
                                        Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Amended Term Loan Facility and Revolving Credit Facility

On October 14, 2021, Triton International Limited ("Triton" or the "Company") and its wholly-owned subsidiaries Triton Container International Limited ("TCIL") and TAL International Container Corporation ("TALICC" and, together with TCIL and Triton, the "Loan Parties"), entered into (a) an Amended and Restated Term Loan Agreement among PNC Bank, National Association, as administrative agent, and various lenders party thereto (the "Amended Term Loan Facility"), which amends and restates TCIL's existing $1.2 billion term loan facility entered into on May 27, 2021 (the "Existing Term Loan Agreement") and (b) an Eleventh Restated and Amended Credit Agreement among Bank of America, N.A., as administrative agent, and various lenders party thereto (the "Amended Revolving Credit Facility" and, together with the Amended Term Loan Facility, the "Amended Credit Facilities"), which amends and restates TCIL's and TALICC's existing $1.125 billion revolving credit facility entered into on May 16, 2019 (the "Existing Revolving Credit Agreement").

TCIL, in its capacity as the lead borrower, (i) may request up to four (4) borrowings under the Amended Term Loan Facility, during the period ending on November 24, 2021, in a total aggregate maximum amount not to exceed $1.2 billion, with up to an additional $200 million available pursuant to an accordion feature and (ii) may request borrowings under the Amended Revolving Credit Facility, at any time prior to the maturity date, in a total aggregate maximum amount not to exceed $2 billion, with up to an additional $500 million available pursuant to an accordion feature and incremental borrowing capacity available under a "grower" basket provision. Proceeds from each of the Amended Credit Facilities may be used for working capital, to refinance existing indebtedness, to purchase container equipment, and for general corporate purposes.

The Amended Term Loan Facility amortizes on a quarterly basis in an amount equal to two percent (2%) of the outstanding principal amount of the facility, with the remaining outstanding principal amount due at maturity, which will be May 27, 2026. The Amended Revolving Credit Facility has a maturity date of October 14, 2026.

TCIL and TALICC, as borrowers, are each jointly and severally liable for all obligations of the borrowers under the Amended Credit Facilities. Triton, as guarantor, has unconditionally guaranteed all of the obligations of the borrowers under each of the Amended Credit Facilities.

Neither the Amended Term Loan Facility nor the Amended Revolving Credit Facility is secured by any assets of TCIL, TALICC, Triton or any other person.

Borrowings under each of the Amended Credit Facilities bear interest at a rate equal to an applicable margin plus, at TCIL's option, either (a) a base rate determined by reference to the highest of (1) the U.S. federal funds rate plus 0.5%, (2) the prime rate of the administrative agent under the respective facility and (3) the daily LIBOR rate plus 1.0% or (b) LIBOR for the interest period relevant to such borrowing, adjusted for certain additional costs. The applicable margin in respect of base rate loans will be between 0.250% and 0.625% and the applicable margin in respect of LIBOR loans will be between 1.250% and 1.625%, in each case based on the rating of Triton's senior unsecured debt assigned by Standard & Poor's Ratings Services.

Under each of the Amended Credit Facilities, the Loan Parties are required to maintain (i) a ratio of total debt to consolidated tangible net worth not to exceed 4.0 to 1.0 and (ii) a minimum interest coverage ratio of not less than 1.25 to 1.0. Additionally, (x) under the Amended Term Loan Facility, TCIL and TALICC are required to maintain an unencumbered assets coverage ratio of not less than 1.20 to 1.0 and (y) under the Amended Revolving Credit Facility, the Loan Parties are required to maintain an unencumbered assets coverage ratio of not less than 1.20 to 1.0.

Each of the Amended Credit Facilities also contains customary representations and warranties, events of default and affirmative and negative covenants (with customary exceptions, qualifications and limitations).

The above description of the Amended Term Loan Facility and the Amended Revolving Credit Facility is qualified in its entirety by reference to the full text of the Amended and Restated Term Loan Agreement and the Eleventh Restated and Amended Credit Agreement, respectively, a copy of each of which will be filed as an exhibit to Triton's Quarterly Report on Form 10-Q for the quarter ended September 30, 2021.

Item 1.02. Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 above with respect to the amendment and restatement of the Existing Term Loan Agreement and the Existing Revolving Credit Agreement is hereby incorporated by reference into this Item 1.02.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 8.01. Other Events.

On October 14, 2021, the Company issued a press release announcing the entry into the Amended Term Loan Facility and Amended Revolving Credit Facility and the release of collateral initially securing certain senior secured notes issued by TCIL under the terms of the indentures governing the notes. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release dated October 14, 2021
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Triton International Limited

Date: October 14, 2021	By:	/s/ Carla L. Heiss
	Name:	Carla L. Heiss
	Title:	Senior Vice President, General Counsel and Secretary

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